EXHIBIT 99.1

Computer Software Innovations, Inc. Announces Record First Quarter 2008 Financial Results

•	Net Income Increased 50% to $0.4 Million for First Quarter 2008;

•	Revenues Increase to $12.0 million, Eclipsing Previous Year Record First Quarter;

•	Gross Profit Increased 19% to $3.0 Million for First Quarter 2008 vs. Prior Year;

•	Operating Income Increased 42% to $0.8 Million for First Quarter 2008 vs. Prior Year;

•	Software Revenues Increase 12% Over First Quarter 2007;

Computer Software Innovations, Inc. (OTCBB: CSWI), CSI Technology Outfitters® (“CSI”) today announced its financial results for the first quarter ended March 31, 2008.

Financial Results:

CSI posted revenue of approximately $12.0 million for quarter the ended March 31, 2008, up approximately $0.4 million, or 4%, compared to the same period in 2007. The increase was the result of a $0.3 million increase in the Company’s software applications segment revenues coupled with a $0.1 million increase in the technology solutions segment revenues.

Gross profit for the first quarter of 2008 was $3.0 million, an increase of approximately $0.5 million, or 19%, over the first quarter of 2007. The increase in gross profit can be attributed to the increases in revenues within each of the Company’s segments, as well as improved margins within the technology solutions segment. Operating income for the quarter was $0.8 million, a 42% increase over operating income of $0.6 million in the prior year’s first quarter.

CSI posted net income for the quarter ended March 31, 2008 of $0.4 million, or $0.09 earnings per basic share and $0.03 earnings per diluted share, an increase of $0.1 million, or 50%, compared to net income of $0.3 million in the first quarter of 2007.

Nancy Hedrick, CEO of CSI stated, “We are very pleased with our results in the first quarter 2008. We achieved our goal of growing both revenue and net income, while improving our gross profits in each segment of our business. I am especially proud of the entire team because they rose to the challenge of generating year over year growth despite the fact that $3.5 million in technology sales were carried over to the first quarter 2007 baseline. Nonetheless, we exceeded our previous results. We recognized organic growth in both our technology and software segments which is a tribute to the capabilities of our team, and the focus we have on delivering value to our customers. The market opportunities for CSI, with our software and technology solution offerings, have never been greater.”

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $0.3 million to $1.3 million for the first three months of 2008. The increase was primarily due to the increases in net income, but was also impacted by increased depreciation and amortization in the current period. (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure net income (loss) which follows below.)

CSI reported total assets of $17.3 million for the period ended March 31, 2008 compared to $16.2 million for the period ended December 31, 2007, and total liabilities of $14.3 million compared to $13.7 million at December 31, 2007. Shareholders’ equity was $3.0 million for period ended March 31, 2008, a $0.5 million increase over $2.5 million at December 31, 2007.

Conference Call Reminder for Today

The Company will host a conference call today, Tuesday, May 13, 2008 at 4:15 p.m. Eastern Time to discuss the Company’s financial and operational results for first quarter of 2008, which ended March 31, 2008.

Conference Call Details

Date: Tuesday, May 13, 2008

Time: 4:15 p.m. (EST)

Dial-in Number: 1-800-762-8779

International Dial-in Number: 1-480-248-5081

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:15 p.m. call. A replay of the conference call will be available approximately 2 hours after the completion of the call for 7 days, until May 20, 2008. To listen to the replay, dial 800-406-7325 if calling within the U.S. and 303-590-3030 if calling internationally and enter the pass code 3877026.

The call is also being webcast and may be accessed at CSI’s website at www.csioutfitters.com. The webcast will be archived and accessible until September 13, 2008 on the Company website.

About Computer Software Innovations, Inc.

CSI provides software and technology solutions primarily to public sector markets. CSI has more than doubled its revenue in the past two years to over $55 million by using organic growth and acquisitions. Over 600 school, government, and non-profit organizations have CSI solutions that encompass financial management software specialized for the public sector, IT infrastructure, IP telephony, IP video surveillance, printing/imaging, and interactive classroom technologies. More information about CSI (OTCBB: CSWI.OB) is available at www.csioutfitters.com.

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in other filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

Contacts:

Company Contact:	Investor Contact:
Computer Software Innovations, Inc.	Alliance Advisors, LLC
David Dechant, 864-855-3900	Mark McPartland, 910-221-1827
Ddechant@csioutfitters.com	MarkMcp@allianceadvisors.net

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31, 2008	March 31, 2007
REVENUES
Software applications segment	$3,057,614	$2,739,436
Technology solutions segment	9,005,380	8,912,296

Net sales and service revenue	12,062,994	11,651,732
COST OF SALES
Software applications segment:
Cost of sales, excluding depreciation, amortization and capitalization	1,666,219	1,418,727
Depreciation	24,287	14,310
Amortization of capitalized software costs	283,811	239,197
Capitalization of software costs	(295,630)	(226,973)

Total software applications segment cost of sales	1,678,687	1,445,261
Technology solutions segment:
Cost of sales, excluding depreciation	7,331,732	7,651,606
Depreciation	28,648	21,464

Total technology solutions segment cost of sales	7,360,380	7,673,070

Total cost of sales	9,039,067	9,118,331

Gross profit	3,023,927	2,533,401
OPERATING EXPENSES
Salaries and wages and benefits	1,318,343	1,067,205
Stock based compensation	4,691	85,786
Acquisition expenses	23,500	4,470
Compliance related costs	96,499	179,577
Sales consulting fees	62,877	48,000
Marketing costs	8,965	(2,225)
Travel and mobile costs	170,851	153,481
Depreciation and amortization	106,262	90,247
Other selling, general and administrative expenses	407,308	327,055

Total operating expenses	2,199,296	1,953,596

Operating income	824,631	579,805
OTHER INCOME (EXPENSE)
Interest income	65	2,705
Interest expense	(132,325)	(134,019)
Loss on disposal of property and equipment	—	(1,218)

Net other income (expense)	(132,260)	(132,532)

Income before income taxes	692,371	447,273
INCOME TAX EXPENSE	264,609	162,490

Net income	$427,762	$284,783

BASIC EARNINGS PER SHARE	$0.09	$0.08

DILUTED EARNINGS PER SHARE	$0.03	$0.02

WEIGHTED AVERAGE SHARES OUTSTANDING – Basic	4,698,970	3,489,015

WEIGHTED AVERAGE SHARES OUTSTANDING – Diluted	12,451,318	13,675,910

The accompanying notes are an integral part of these financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2008 (Unaudited)	December 31, 2007
ASSETS

CURRENT ASSETS
Cash and equivalents	$—	$—
Accounts receivable, net	7,736,871	8,697,036
Inventory	1,225,380	470,485
Prepaid expenses	74,557	42,832
Income taxes receivable	—	177,147

Total current assets	9,036,808	9,387,500
PROPERTY AND EQUIPMENT, net	1,375,134	1,316,713
COMPUTER SOFTWARE COSTS, net	2,214,516	2,162,717
DEFERRED TAX ASSET	305,622	263,324
GOODWILL	1,480,587	1,480,587
OTHER ASSETS	2,866,351	1,574,809

	$17,279,018	$16,185,650

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$4,963,331	$4,023,936
Deferred revenue	4,284,436	5,323,889
Deferred tax liability	516,330	469,046
Income tax payable	79,826	—
Current portion of notes payable	288,781	283,187
Subordinated notes payable to shareholders	2,250,400	2,250,400

Total current liabilities	12,383,104	12,350,458

NOTES PAYABLE, less current portion	689,513	763,717
BANK LINE OF CREDIT	1,260,000	575,000

Total liabilities	14,332,617	13,689,175

SHAREHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 15,000,000 shares authorized; 6,859,736 shares issued and outstanding	6,860	6,860
Common stock - $0.001 par value; 40,000,000 shares authorized; 4,698,970 shares issued and outstanding	4,699	4,699
Additional paid-in capital	7,400,939	7,400,939
Accumulated deficit	(4,356,957)	(4,784,719)
Unearned stock compensation	(109,140)	(131,304)

Total shareholders’ equity	2,946,401	2,496,475

	$17,279,018	$16,185,650

The accompanying notes are an integral part of these financial statements.

Non-GAAP Financial Measure: Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure used by management, lenders and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA also does not include changes in major working capital items such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not a good indicator of a business’s cash flows.

We use EBITDA for evaluating the relative underlying performance of the Company’s core operations and for planning purposes, including a review of this indicator and discussion of potential targets in the preparation of annual operating budgets. We calculate EBITDA by adjusting net income or loss to exclude net interest expense, income tax expense or benefit, depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

EBITDA is presented as additional information because management believes it to be a useful supplemental analytic measure of financial performance of our core business, and as it is frequently requested by sophisticated investors. However, management recognizes it is no substitute for GAAP measures and should not be relied upon as an indicator of financial performance separate from GAAP measures.

“Adjusted EBITDA or “Financing EBITDA” is a non-GAAP financial measure used in our calculation and determination of compliance with debt covenants related to our bank credit facilities. Adjusted EBITDA is also used as a representation as to how EBITDA might be adjusted by potential lenders for financing decisions and our ability to service debt. However, such decisions would not exclude those other items impacting cash flow which are excluded from EBITDA, as noted above. Adjusted EBITDA is defined as net income or loss adjusted for net interest expense, income tax expense or benefit, depreciation, amortization, and also certain additional items allowed to be excluded from our debt covenant calculation including other non-cash items such as operating non-cash compensation expense (such as stock-based compensation), and the Company’s initial reorganization or restructuring related costs, unrealized gain or loss on financial instrument (non-cash related) and gain or loss on the disposal of fixed assets. While we evaluate the Company’s performance against debt covenants on this basis, investors should not presume the excluded items to be one-time costs. If the Company were to enter into additional capital transactions, for example, in connection with a significant acquisition or merger, similar costs could reoccur. In addition, the ongoing impact of those costs would be considered in, and potential financings based on, projections of future operating performance which would include the impact of financing such costs.

We believe the presentation of Adjusted EBITDA is important as an indicator of our ability to obtain additional financing for the business, not only for working capital purposes, but particularly as acquisitions are anticipated as a part of our growth strategy. Accordingly, a significant part of our success may rely on our ability to finance acquisitions.

When evaluating EBITDA and Adjusted EBITDA, investors should consider, among other things, increasing and decreasing trends in the measure and how they compare to levels of debt and interest expense, ongoing investing activities, other financing activities and changes in working capital needs. Moreover, this measure should not be construed as alternatives to net income (as an indicator of operating performance) or cash flows (as a measure of liquidity) as determined in accordance with GAAP.

While some investors use EBITDA to compare between companies with different investment and capital structures, all companies do not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the EBITDA and Adjusted EBITDA measures presented below may not be comparable to similarly titled measures of other companies.

A reconciliation of Net Income reported under GAAP to EBITDA and Adjusted (Financing) EBITDA is provided below:

	For the Three Months Ended March 31,
(In thousands)	2008	2007
Reconciliation of Net income per GAAP to EBITDA and Adjusted (Financing) EBITDA:
Net income per GAAP	$428	$285
Adjustments:
Income tax expense	265	163
Interest expense, net	132	131
Depreciation and amortization of fixed assets and trademarks	159	126
Amortization of software development costs	284	239

EBITDA	$1,268	$944

Adjustments to EBITDA to exclude those items excluded in loan covenant calculations: Stock based compensation (non-cash portion)	5	86

Adjusted (Financing) EBITDA	$1,273	$1,030